EXHIBIT (e)(2)

PRIVILEGED AND CONFIDENTIAL

December 28, 2006

Potomac Key Group, LLC

Attn: Stuart Mackiernan

Re:	Confidentiality Agreement

Dear Sir:

Potomac Key Group, LLC (the “Undersigned”) has requested information concerning CompuDyne Corporation and its subsidiaries (together, the “Company”) in connection with its consideration of a potential acquisition of, or other transaction with, such Company (the “Potential Transaction”). As a condition to the furnishing to the Undersigned and its Representatives (as defined below) of certain information about the Company, the Undersigned agrees to be bound by the terms and conditions of this agreement, and the Undersigned further agrees to inform any Representative to whom Proprietary Information (as defined below) is disclosed pursuant to the terms of this agreement of the contents of this agreement and the confidential nature of the Proprietary Information (as defined below).

All information furnished by or on behalf of the Company or its Representatives, or learned by the Undersigned during any visits to the Company’s facilities in connection with its consideration of a Potential Transaction, whether furnished or learned before or after the date hereof, whether oral, written or electronic, and regardless of the manner or form in which it is furnished or learned, including, without limitation, all data, reports, interpretations, forecasts and records containing or otherwise reflecting information concerning the Company or its affiliates or the Potential Transaction, whether prepared by the Company or others, and any summaries, analyses or other documents created by the Undersigned, the Company or others which refer to, relate to, discuss, constitute, or embody all or any portion of the Proprietary Information provided by the Company or its Representatives, is referred to in this agreement as “Proprietary Information.” The term Proprietary Information shall not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Undersigned or its Representatives, (b) was in the Undersigned’s possession and obtained on a non-confidential basis prior to its disclosure by the Company or its Representatives, (c) becomes available to the Undersigned on a non-confidential basis from a person other than the Company or its Representatives who, to the knowledge after due inquiry of the Undersigned or its Representatives, as the case may be, is not otherwise bound by a confidentiality agreement with the Company or any of its Representatives, or is otherwise not under an obligation to the Company or any of its Representatives not to transmit the information to the Undersigned or (d) is developed by the Undersigned or its Representative without reference to the Proprietary Information. As used in this agreement, the term “Representatives” means, as to any person, such person’s affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and controlling persons. As used in this agreement, the term “person” shall be broadly interpreted to include, without limitation, the media, any corporation, company, partnership, other entity or individual.

Subject to the immediately succeeding paragraph, unless otherwise agreed to in writing by the Company or CompuDyne Corporation (“Parent”), the Undersigned agrees that for a period of two years (a) except as required by law, rule, regulation, stock exchange rule or disclosure requirement of the Securities and Exchange Commission (collectively, “Law”), or with the prior written consent of the Company, to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than its Representatives who are actively and directly participating in the evaluation of a Potential Transaction, (b) not to use Proprietary Information for any purpose other than in connection with its evaluation or negotiation of a Potential Transaction or the consummation of a Potential Transaction and (c) except as required by Law, not to disclose to any person (other than those of its Representatives who are participating in the evaluation of a Potential Transaction) any information about a Potential Transaction, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto, the status thereof, or the fact that Proprietary Information has been made available to the Undersigned or its Representatives. At a minimum, the Undersigned shall treat any Proprietary Information according to the same internal security procedures and with the same degree of care regarding its secrecy and confidentiality as similar information belonging to it is treated within its organization. The Undersigned shall be responsible for any breach of the terms of this agreement by the Undersigned or any of its Representatives and agrees to take all reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of any Proprietary Information.

In the event that the Undersigned or any of its Representatives is legally compelled, pursuant to a subpoena, civil investigative demand, regulatory demand or similar process or pursuant to applicable Law to disclose any Proprietary Information or any other information concerning the Company or a Potential Transaction, the Undersigned shall seek a written opinion from reputable and experienced outside counsel that a specific disclosure is necessary in order for the Undersigned not to be in violation of or default under an applicable Law or order. The Undersigned agrees that, to the extent permitted by Law, it shall provide the Company with prompt notice of such request or requirement as well as a copy of such opinion together with the text of the proposed disclosure as far in advance of its disclosure as is reasonably practicable, and will in good faith consult with and consider the suggestions of the Company concerning the nature and scope of the information the Undersigned proposes to disclose. The Company may seek, at the Company’s sole expense, an appropriate protective order or other remedy, may consult with the Undersigned with respect to the Company’s taking steps to resist or narrow the scope of such request or legal process, or may waive compliance, in whole or in part, with the terms of this agreement. The Undersigned agrees to cooperate fully, at the Company’s sole expense, with and not to oppose any action by the Company to obtain a protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained, or that the Company waives compliance with the terms of this agreement, the Undersigned may disclose only that part of the Proprietary Information .as it is advised by counsel in writing is legally required. In any such event, the Undersigned shall use its best efforts to ensure that all Proprietary Information and other information that is so disclosed will be accorded confidential treatment.

The Undersigned agrees that, without the Company’s consent, it will not for a period of one year from the date hereof directly or indirectly solicit for employment or employ any person who is now an officer of the Company or its subsidiaries; provided, however, that the Undersigned shall not be prohibited from (a) employing any such person who contacts the Undersigned on his or her own initiative and without any direct or indirect solicitation by the Undersigned, (b) employing any such person in response to generalized solicitations for employees (which solicitations are not specifically targeted at the Company’s or its subsidiaries’ employees) through the use of media advertisements, professional search firms or otherwise, (c) employing any such person who has not been employed by the Company for a period of six months prior to employment with the Undersigned, or (d) if the Undersigned enters into a Potential Transaction and a definitive agreement regarding the Company, employing such persons connected with the Company in accordance with such definitive agreement and in accordance with all applicable laws.

The Undersigned acknowledges that the Proprietary Information is and at all times remains the sole and exclusive property of the Company, and the Company has the exclusive right, title, and interest to such Proprietary Information. No right or license, by implication or otherwise, is granted by the Company as a result of any disclosure of Proprietary Information under this agreement.

The Undersigned acknowledges that neither the Company nor any of its Representatives makes any express or implied representation or warranty as to the accuracy or completeness of any Proprietary Information, and the Undersigned agrees that neither the Company nor any of its Representatives shall have any liability to the Undersigned or any of its Representatives relating to or arising from the use of any Proprietary Information by the Undersigned or its Representatives or for any errors therein or omissions therefrom. The Undersigned also agrees that it is not entitled to rely on the accuracy or completeness of any Proprietary Information and that it shall be entitled to rely solely on such representations and warranties regarding Proprietary Information as may be made to it in any final agreement relating to a Potential Transaction, subject to the terms and conditions of such agreement.

The Undersigned acknowledges that the Company may establish procedures and guidelines (the “Procedures”) for the submission of proposals with respect to a Potential Transaction. The Undersigned acknowledges and agrees that (a) the Company and its Representatives are free to conduct the process leading up to a Potential Transaction as the Company and its Representatives, in their sole discretion, determine (including, without limitation, by negotiating with any third party and entering into a preliminary or definitive agreement without prior notice to the Undersigned or any other person); (b) the Company reserves the right, in its sole discretion, to change the Procedures relating to the consideration of a Potential Transaction at any time without prior notice to the Undersigned or any other person, to reject any and all proposals made by the Undersigned or any of its Representatives regarding a Potential Transaction, and to terminate discussions and negotiations with the Undersigned at any time and for any reason; and (c) neither the Company nor any of its Representatives nor any third party with whom the Company may enter into any agreement for or complete any transaction, shall have any liability to the Undersigned or its Representatives arising out of or relating to such transaction.

Except as permitted herein, the Undersigned agrees not to initiate or maintain contact (except for contacts made in connection with existing commercial relationships and/or in the ordinary .course of business) with any officer, director, employee or agent of the Company with respect to the Potential Transaction except with the express prior permission of the Company. It is understood that, if appropriate, the Company will arrange for contacts for due diligence purposes. It is further understood that all (a) communications regarding a Potential Transaction, (b) requests for additional information, (c) requests for facility tours or management meetings and (d) discussions or questions regarding the Procedures will be submitted only to designated employees of Parent or the Company.

This agreement binds the parties only with respect to the matters expressly set forth herein, and neither party is bound or committed to negotiate or consummate a Potential Transaction unless and until a definitive agreement on such matters has been executed and delivered on behalf of both parties by their duly authorized officers.

If the Undersigned determines that it does not wish to proceed with a Potential Transaction, it will promptly advise the Company of that decision in writing. In such case, or if the Company so requests or a Potential Transaction is not consummated with the Undersigned, the Undersigned will promptly destroy all copies of Proprietary Information (and all summaries and notes of the contents or parts thereof) in its possession or in the possession of any of its Representatives; provided, however, that the Undersigned shall return all copies of Proprietary Information in its possession or in the possession of any of its Representatives to the Company, if the Company so requests in writing, within five (5) business days after receiving such a request from the Company. The Undersigned shall not retain any copies or other reproductions in whole or in part of such material. An officer of the Undersigned shall certify the Undersigned’s compliance with this paragraph. Notwithstanding the foregoing, if and to the extent the Undersigned or its Representatives is required by applicable Law or its record keeping policies to retain copies of any Proprietary Information, the Undersigned or its Representatives, as applicable, will be permitted to keep and maintain such copies of Proprietary Information subject to the terms of this agreement. Notwithstanding the return or destruction of the Proprietary Information, the Undersigned and its Representatives shall continue to be bound by their obligations hereunder.

The Undersigned is aware, and will advise its Representatives who are informed of the matters that are the subject of this agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. The Undersigned hereby confirms that it, and its Representatives, shall take any action necessary to prevent the use of any information about the Company in a way which might violate any antitrust or other applicable Law.

Unless specifically permitted in writing in advance by the Company, the Undersigned agrees that it will not, and it shall cause its Representatives not to, for a period of 12 months from the date of this agreement (and will not at any time during such period assist or encourage others to): (a) acquire or agree, offer, seek or propose to acquire (or directly or indirectly request permission to do so), directly or indirectly, alone or in concert with any other person, by purchase or otherwise, any ownership, including, but not limited to, beneficial ownership as defined in Rule 13d 3 under the Securities Exchange Act of 1934, as amended (the “Act”), of any of the assets, businesses or common stock of the company or any securities convertible into or exchangeable for or exercisable (whether currently or upon the occurrence of any contingency) for the purchase of common stock (collectively, “Stock”) or any other rights or options to acquire such ownership (including from any third party); (b) solicit proxies (as such terms are defined in Rule 14a 1 under the Act), whether or not such solicitation is exempt under Rule 14a 2 under the Act, with respect to any matter from holders of any shares of Stock, or make any communication exempted from the definition of solicitation by Rule 14a l(l)(2)(iv) under the Act; (c) offer to enter into or may any public announcement or proposal with respect to any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or initiate, or induce or attempt to induce or participate with any other person, entity or group (as defined in Section 13(d)(3) of the Act) to initiate, any stockholder proposal or tender offer for any Stock, any change of control of the Company, or the convening of the stockholders’ meeting of the Company; (d) request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph; (e) take any action inconsistent with any of the foregoing subparagraphs (a) through (d); or (f) take any action with respect to any of the matters described in this paragraph that requires public disclosure or disclose any intention inconsistent with the foregoing.

It is understood that the covenants of this agreement and the Proprietary Information disclosed are special, unique and of extraordinary character. The Company may be irreparably harmed by a breach of this agreement, and the use of the Proprietary Information for the business purposes of any person other than the parties to this agreement may enable such person to compete unfairly with the Company. In the event that the Undersigned or its Representatives shall have knowledge of any breach of this agreement, it shall promptly give notice thereof to the Company. Without prejudice to the rights and remedies otherwise available to the Company, the Undersigned agrees that the Company shall be entitled to seek equitable relief by way of injunction, specific performance, or otherwise if the Undersigned or any of its Representatives breach or threaten to breach any of the provisions of this agreement. Additionally, the Company shall not be required to post bond, any requirement of bond being specifically waived by you.

It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

This agreement shall be governed by and construed in accordance with the laws of New York applicable to contracts executed in and to be performed in that State. The parties hereto agree that the venue in any and all actions and proceedings related to this agreement shall be the state and federal courts in and for New York, New York, which courts shall have exclusive personal and subject matter jurisdiction for such purpose, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

The Undersigned agrees that the rights and remedies of the Company under this agreement shall inure to the benefit of the Company, its affiliates, successors and assigns. The Undersigned may not assign this agreement without the prior written consent of the Company which may be withheld at the Company’s sole discretion. This agreement shall be binding upon the Undersigned’s successors and permitted assigns. Unless otherwise extended in writing by all of the parties or otherwise terminated pursuant to its terms, this agreement shall automatically terminate on the earlier of (i) the second anniversary of the date hereof and (ii) the execution of a definitive agreement for a Potential Transaction.

This agreement contains the entire agreement between the Company and the Undersigned concerning the subject matter hereof, and no modification of this agreement or waiver of the terms and conditions hereof shall be binding upon the Company or the Undersigned, unless approved in writing by both of the parties hereto. If any provision of this agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this agreement but shall be confined in its operation to the provision of this agreement directly involved in the controversy in which such judgment shall have been rendered. This agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

COMPUDYNE CORPORATION

By: /s/ Geoffrey Feidelberg

Name: Geoffrey Feidelberg

Title: CFO

Accepted and Agreed as of the date set forth above: POTOMAC KEY GROUP, LLC:

By: /s/ Stuart Mackiernan
Name: Stuart Mackiernan
Title: President

January 3, 2007
Date